Exhibit 10.5








             FIRM NO NOTICE TRANSPORTATION AGREEMENT





                             between





                TEXAS GAS TRANSMISSION CORPORATION





                               and





                  WESTERN KENTUCKY GAS COMPANY,
              A DIVISION OF ATMOS ENERGY CORPORATION





                            Effective





                         November 1, 1993
                   (Contract No. N0210, zone 2)
                   (Contract No. N0340, zone 3)
                   (Contract No. N0435, zone 4)

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             FIRM NO NOTICE TRANSPORTATION AGREEMENT
                        Rate Schedule NNS


     THIS AGREEMENT, made and entered into this 1st day of November, 1993, by and between Texas Gas Transmission Corpora-tion, a Delaware corporation, hereinafter referred to as "Texas Gas," and Western Kentucky Gas Company, A Division of Atmos Energy Corporation, a Texas corporation, herinafter referred to as "Customer,"

                           WITNESSETH:

     WHEREAS, Customer was receiving a firm, bundled city-gate sales service from Texas Gas on May 18, 1992, under provisions of a sales service agreement dated November 1, 1991; and

     WHEREAS, Customer desires to continue receiving the equivalent transportation service formerly embedded in its bundled sales service, or portion thereof, as no-notice service;
and

     WHEREAS, Texas Gas desires to provide and Customer desires to receive such no-notice service under its NNS Rate Schedule on the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto covenant and agree as follows:

                     ARTICLE I.  DEFINITIONS

1.1 The definitions in Section 3 of Rate Schedule NNS, as well as Section 1 of the General Terms and Conditions of Texas Gas's
FERC Gas Tariff, are hereby incorporated by reference and made a part of this Agreement.

                      ARTICLE II.  QUANTITY

2.1 Pursuant to Texas Gas's Rate Schedule NNS and subject to the terms and provisions of this Agreement, Customer agrees to deliver or cause to be delivered to Texas Gas at the Point(s) of Receipt in Exhibit "A" hereunder, gas for transportation and Texas Gas agrees to receive, transport, and redeliver to Customer at the Point(s) of Delivery in Exhibit "B" hereunder, the daily and seasonal quantities of gas set forth herein. The parties agree that the transportation service provided hereunder shall be a firm service provided by combining pipeline capacity (the "Nominated" portion of the service) and storage capacity (the "Unnominated" portion of the service) into a single transporta-tion service.

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2.2  The maximum daily quantity of gas which Texas Gas shall be obligated to transport and redeliver to Customer, and which Customer shall be obligated to receive, is Customer's applicable Contract Demand expressed on a seasonal basis as set forth below:


                              ZONE 2

              Daily
         Contract Demand           MMBtu/d

     Winter                         45,500
     Summer                         22,292
     Shoulder Month (April)         36,367
     Shoulder Month (October)       40,177

                              ZONE 3

          Daily
     Contract Demand               MMBtu/d

     Winter                         81,000
     Summer                         67,375
     Shoulder Month (April)         81,000
     Shoulder Month (October)       81,000


                              ZONE 4

          Daily
     Contract Demand               MMBtu/d

     Winter                         13,500
     Summer                          4,625
     Shoulder Month (April)          8,838
     Shoulder Month (October)        9,984


2.3 The above Contract Demands consist of a Nominated Daily Quantity, for which Customer is responsible for scheduling the delivery of gas supplies into Texas Gas's system, and an Unnominated Daily Quantity, which is automatically delivered from storage by Texas Gas to meet Customer's requirements. Those quantities, expressed on a seasonal basis, are set forth below:

                              ZONE 2

         Nominated Daily Quantity       MMBtu/d

         Winter                         26,450
         Summer                         22,292








                         ZONE 2 continued

         Unnominated Daily Quantity     MMBtu/d

         Winter                         19,050
         Shoulder Month (April)          9,525
         Shoulder Month (October)       13,335

                              ZONE 3

         Nominated Daily Quantity       MMBtu/d

         Winter                         64,717
         Summer                         67,375

         Unnominated Daily Quantity     MMBtu/d

         Winter                         16,283
         Shoulder Month (April)          8,142
         Shoulder Month (October)       11,398

                              ZONE 4

         Nominated Daily Quantity       MMBtu/d

         Winter                         7,773
         Summer                         4,625

         Unnominated Daily Quantity     MMBtu/d

              Winter                     5,727
         Shoulder Month (April)          2,864
         Shoulder Month (October)        4,009


2.4  Customer's Excess Unnominated Daily Quantity shall be 4,550
MMBtu per day for Zone 2; and 8,100 MMBtu per day for Zone 3; and 1,350 MMBtu per day for Zone 4; which is ten percent (10%) of its Winter Contract Demand.

2.5 The maximum seasonal quantities of gas which Texas Gas shall be obligated to transport and deliver to Customer, and which Customer shall be obligated to receive, are Customer's Seasonal
Quantity Entitlements as set forth below:


                              ZONE 2

            Seasonal
         Quantity Entitlement      MMBtu


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             Winter                5,358,950
             Summer                3,405,488


                              ZONE 3

            Seasonal
         Quantity Entitlement      MMBtu

             Winter                11,872,267
             Summer                12,318,250

                              ZONE 4

            Seasonal
         Quantity Entitlement      MMBtu

             Winter                1,247,871
             Summer                613,600


2.6 A portion of Customer's Winter Quantity Entitlement consists of unnominated quantities of gas delivered by Texas Gas from storage. The maximum net quantity of gas Texas Gas is obligated to deliver to Customer from storage during any Winter Season is Customer's Unnominated Seasonal Quantity, which is 1,365,000 MMBtu for Zone 2; 2,100,000 MMBtu for Zone 3; and 376,150 MMBtu for Zone 4. In addition to scheduling the receipt of Customer's Summer Quantity Entitlement, Customer is also responsible for the redelivery each summer of that portion of Customer's Unnominated Seasonal Quantity actually used the prior winter, as more fully set forth herein.

2.7 Customer shall reimburse Texas Gas for the Quantity of Gas required for fuel, company use, and unaccounted for associated with the transportation service hereunder in accordance with
Section 16 of the General Terms and Conditions of Texas Gas's FERC Gas Tariff. Texas Gas may adjust the fuel retention percentage as operating circumstances warrant; however, such change shall not be retroactive. Texas Gas agrees to give Customer thirty (30) days written notice before changing such percentage.

2.8 Texas Gas, at its sole option, may, if tendered by Customer, transport daily quantities in excess of Customer's Contract
Demand.

2.9 In order to protect its system, the delivery of gas to its customers and/or the safety of its operations, Texas Gas shall have the right to vent excess natural gas delivered to Texas Gas by Customer or Customer's supplier(s) in that part of its system utilized to transport gas received hereunder. Prior to venting

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excess gas, Texas Gas will use its best efforts to contact
Customer or Customer's supplier in an attempt to correct such excess deliveries to Texas Gas. Texas Gas may vent such excess gas solely within its reasonable judgment and discretion without liability to Customer, and a pro rata share of any gas so vented shall be allocated to Customer. Customer's pro rata share shall be determined by a fraction, the numerator of which shall be the quantity of gas delivered to Texas Gas at the Point of Receipt by Customer or Customer's suppliers in excess of Customer's confirmed nomination and the denominator of which shall be the total quantity of gas in excess of total confirmed nominations flowing in that part of the Texas Gas's system utilized to transport gas, multiplied by the total quantity of gas vented or lost hereunder.

2.10 If Customer has an impending demand on its system above its Daily Contract Demand in a particular zone, such Customer, provided Texas Gas's prior consent is obtained, may simulta-neously take receipts above Customer's Contract Demand in such zone equivalent to receipts not taken below Customer's Contract Demand in another zone. Texas Gas will grant Customer's request so long as the allowance of receipts above Customer's Contract Demand can be made, in Texas Gas's reasonable judgment, without the impairment of scheduled or anticipated firm deliveries to other of Texas Gas's customers and is compatible with Texas Gas's general system operation requirements. Nothing contained herein in intended to increase Customer's Contract Demand in individual zones. Customer will be billed for such deliveries above Customer's Contract Demand in a particular zone as if the natural gas constituting such deliveries had been delivered within Customer's Contract Demand for that zone.

     Furthermore, unless advised otherwise in writing by Texas Gas due to operational problems, Customer may exceed its available Unnominated Daily Storage Quantity in any particular zone or on any day, as long as the total unnominated quantities delivered that day do not exceed the sum of the Unnominated Daily Quantities for all three zones.

2.11 Customer shall have the right to elect to reduce its Daily Contract Demand for a quantity not to exceed 10,000 MMBtu/d over the life of this agreement by an amount up to the Daily Contract Demand which was contracted for by Customer to serve any firm end-use customers of Customer subject to the following provi-sions:

     a) If a firm end-use customer bypasses to Texas Gas pursuant to a firm, permanent agreement, the reduction right shall be effective on the day on which such end-use customer commences receipt of direct or indirect deliveries of natural gas from Texas Gas, providing that Customer gives thirty (30) days prior

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          written notice.  Texas Gas shall adjust any Order 636
          transition costs billed to Customer to reflect Cus-tomer's loss of such firm end-use customer load.


     b) If a firm end-use customer bypasses to Texas Gas pursuant to an interruptible transportation agreement the right to reduce the end-use customer's firm contract quantities shall correspond to the effective date of any general rate filing pursuant to Section 4(e) of the Natural Gas Act (NGA) made by Texas Gas during the life of this agreement. However, if Texas Gas does not file a general rate filing within 12 months of the bypass, Customer shall have the right to reduce its Contract Demand by the amount of the end-use customer's firm contract quantities providing Customer gives Texas Gas 45 days written notice.

     c) If end-use customer bypasses Customer by: 1) a bypass that is effectuated from operation of the Texas Gas Capacity Release program, or; 2) a bypass that connects end-use customer to a third party and shifts quantities of gas from both Customer and Texas Gas, the right to reduce the end-use customer's firm contract quantities shall correspond to the effective date of any general rate filing pursuant to Section 4(e) of the Natural Gas Act (NGA) made by Texas Gas or the effective date of an NGA Section 5 Order of the FERC directed to Texas Gas to revise its rates during the life of this agreement. Customer agrees to provide notice of its intent to exercise this reduction right within 45 days after Texas Gas provides written notice of the effective date of rates to be proposed in any such NGA Section 4(e) general rate filing. Pursuant to this Section (c), customer shall remain responsible for any Order 636 transition costs ssociated with these above-mentioned reductions.

     If Customer recommences service to any such end-use customer in whole or in part, Customer's Daily Contract Demand may be increased, at Customer's request, by an amount up to the prior such reduction made for that particular end-use customer, subject to the availability of capacity and FERC authorization, if applicable.

                    ARTICLE III. SCHEDULING OF
               CUSTOMER'S NOMINATED DAILY QUANTITY

3.1 This Article III only applies to the scheduling of the Nominated Daily Quantity portion of Customer's Contract Demand and not to the Unnominated Daily Quantity of Unnominated Seasonal
Quantity delivered from storage.

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3.2  Customer shall be obligated five (5) working days prior to the end of each month to furnish Texas Gas with a schedule of the estimated daily quantity(ies) of gas it desires to be received, transported, and redelivered for the following month. Such schedules will show the quantity(ies) of gas Texas Gas will receive from Customer at the Point(s) of Receipt, along with the identity of the supplier(s) that is delivering or causing to be delivered to Texas Gas quantities for Customer's account at each Point of Receipt for which a nomination has been made.


3.3 Customer shall give Texas Gas, after the first of the month, twenty-four (24) hours notice prior to the commencement of any day in which Customer desires to change the quantity(ies) of gas it has scheduled to be delivered to Texas Gas at the Point(s) of Receipt. If Customer's nomination change does not require Texas Gas to interrupt service to another customer, Texas Gas will agree to waive this 24-hour prior notice and implement nomination changes requested by customer to commence in such lesser time frame subject to Texas Gas's being able to confirm and verify such nomination change at both receipt and delivery points, and receive PDA's reflecting this nomination change at both receipt and delivery points. Texas Gas will use its best efforts to make the nomination change effective at the time requested by customer; however, if Texas Gas is unable to do so, the nomina-tion change will be implemented as soon as confirmation is received.

           ARTICLE IV. POINTS OF RECEIPT AND DELIVERY
                  AND SUPPLY LATERAL ALLOCATION

4.1 Customer shall deliver or cause to be delivered natural gas to Texas Gas at the Point(s) of Receipt specified in Exhibit "A" attached hereto and Texas Gas shall redeliver gas to Customer or for the account of Customer at the Point(s) of Delivery specified in Exhibit "B" attached hereto, in accordance with Sections 7 and 15 of the General Terms and Conditions of Texas Gas's FERC Gas Tariff.

4.2  Customer's preferential capacity rights on each of Texas
Gas's supply laterals shall be as set forth in Exhibit "C" attached hereto, in accordance with Section 34 of the General
Terms and Conditions of Texas Gas's FERC Gas Tariff.

                   ARTICLE V. TERM OF AGREEMENT

5.1 This Agreement shall become effective November 1, 1993, and shall remain in full force and effect for a primary term of five
(5) years ending October 31, 1998. At the end of such primary term, or any subsequent rollover term, this Agreement shall automatically be extended for an additional rollover term of five

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(5) years, unless Customer terminates this Agreement at the end of such primary or rollover term by giving Texas Gas at least 365 days advance written notice prior to the expiration of the primary term or any subsequent rollover term.

                 ARTICLE VI. POINT OF MEASUREMENT

6.1 The gas shall be measured or caused to be measured by Customer and/or Texas Gas at the Point(s) of Measurement which shall be as specified in Exhibits A, A-I, and B herein. In the event of a line loss or leak between the Point of Measurement and the Point of Receipt, the loss shall be determined in accordance with the methods described in Section 3, "Measuring and Measuring Equipment," contained in the General Terms and Conditions of First Revised Volume No. 1 of Texas Gas's FERC Gas Tariff.


                     ARTICLE VII. FACILITIES

7.1 Texas Gas and Customer agree that any facilities required at the Point(s) of Receipt, Point(s) of Delivery, and Point(s) of Measurement, shall be installed, owned, and operated as specified in Exhibits A, A-I, and B herein. Customer may be required to pay or cause Texas Gas to be paid for the installed cost of any new facilities required as contained in Sections 1.3, 1.4 and 1.5 of Texas Gas's FT Rate Schedule. Customer shall only be responsible for the installed cost of any new facilities described in this Section if agreed to in writing between Texas Gas and Customer.

                 ARTICLE VIII. RATES AND CHARGES

8.1 Unless otherwise agreed to in writing by Texas Gas and Customer, Customer shall pay to Texas Gas each month a Reserva-tion Charge which shall consist of the applicable Contract Demand as specified in this Agreement multiplied by the applicable demand rate per MMBtu. The Reservation Charge shall be billed as of the effective date of this Agreement. Unless otherwise agreed to in writing by Texas Gas and Customer, Customer shall also pay Texas Gas the Maximum Commodity Rate per MMBtu of gas delivered by Texas Gas for no-notice transportation services rendered to Customer up to Customer's applicable Contract Demand. For all gas quantities delivered in excess of Customer's applicable Contract Demand on any day, Customer shall pay the NNS Overrun Rate per MMBtu, as described in the NNS Rate Schedule. In addition, Customer shall pay any and all currently effective demand or commodity surcharges, including but not limited to, the GRI Funding Unit, the FERC ACA Unit Charge, Texas Gas's Take-or-Pay surcharge, and Order 636 Transition Costs surcharge.

     If Texas Gas declares force majeure which renders it unable to perform service for Customer under this Agreement either in

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whole or part, then Customer shall be relieved of its obligation to pay NNS demand charges for that part of its NNS contract demand affected by such force majeure event until the force majeure event is remedied.

     Unless otherwise agreed to in writing by Texas Gas and Customer, Texas Gas may, from time to time, and at any time selectively after negotiation, adjust the rate(s) applicable to any individual Customer; provided, however, that such adjusted rate(s) shall not exceed the applicable Maximum Rate(s) nor shall they be less than the Minimum Rate(s) set forth in the currently effective Sheet No. 10 of Texas Gas' FERC Gas Tariff. If Texas Gas so adjusts any rates to any Customer, Texas Gas shall file with the Commission any and all required reports respecting such adjusted rate.

8.2 In the event Customer utilizes a Secondary Point(s) of Delivery for transportation service herein, Customer will continue to pay the monthly reservation charges as described in
Section 8.1 above. In addition, Customer will pay the maximum commodity charge applicable to the zone in which gas is delivered up to Customer's applicable Contract Demand and the maximum overrun commodity charge for any quantities delivered by Texas Gas in excess of Customer's Seasonal Quantity Entitlement. Customer also agrees to pay the ACA, Take-or-Pay Surcharge, GRI charges, fuel retention charge, and any other effective sur-charges, if applicable, as described in Section 8.1 above.

8.3 It is further agreed that Texas Gas may seek authorization from the Commission and/or other appropriate body for such changes to any rate(s) and terms set forth herein or in Texas Gas' tariff, as may be found necessary to assure Texas Gas just and reasonable rates. Nothing herein contained shall be construed to deny Customer any rights it may have under the Natural Gas Act, as amended, including the right to participate fully in rate proceedings by intervention or otherwise to contest increased rates in whole or in part.

8.4 Customer agrees to fully reimburse Texas Gas for all fees, if any, associated with the service contemplated herein which Texas Gas is required to pay to the Commission or any agency having or assuming jurisdiction of the transactions contemplated herein.

8.5 If applicable, Customer agrees to cooperate in executing or requesting that its supplier or processor execute a separate agreement with Texas Gas providing for the transportation of any liquids and/or liquefiables, and agrees to cooperate with Texas Gas in Texas Gas's efforts to be paid or reimbursed, for any applicable rates or charges associated with the transportation of such liquids and/or liquefiables, as specified in Section 24 of the General Terms and Conditions of Texas Gas's FERC Gas Tariff.

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                    ARTICLE IX. WINTER SERVICE

9.1 Customer will only be required to nominate into Texas Gas's system a quantity of gas up to the Nominated Daily Quantity.

9.2 In addition to the Nominated Daily Quantity actually scheduled by Customer, Texas Gas will adjust deliveries from storage up to Customer's Unnominated Daily Quantity to meet Customer's city-gate requirements up to Customer's Winter Contract Demand.

9.3 In addition, Customer may exceed its Unnominated Daily Quantity by a quantity equal to its Excess Unnominated Daily Quantity (i.e. 10% of its Winter Contract Demand) for up to two consecutive gas days without a penalty; however, total deliveries to the Customer may not exceed the Customer's Winter Contract Demand, except as provided in Section 2.10. Texas Gas will notify the Customer within four (4) hours of the end of the gas day in which Customer has exceeded its Unnominated Daily Quantity. If the Customer does not cease taking such Excess Unnominated Daily Quantity from Texas Gas's storage after two consecutive gas days, then pipeline may assess a penalty of $15 per MMBtu of such excess gas taken and may issue an operational flow order requiring Customer to immediately inject additional gas supply and/or reduce city-gate deliveries so that the customer is no longer exceeding his Unnominated Daily Quantity.


9.4  Monthly Maximum Withdrawal:  No more than 50% of Customer's
Unnominated Seasonal Quantity shall be withdrawn in any consecu-tive thirty (30) day period.

9.5 Seasonal Minimum and Maximum Withdrawal: No more than 105% of Customer's Unnominated Seasonal Quantity shall be withdrawn by March 1; provided further, that no less than 68% and no more than 100% of Customer's Unnominated Seasonal Quantity shall be withdrawn by April 1 (the end of the Winter Season).

9.6 Adjusted Unnominated Daily Quantity: As Customer's Unnominated Seasonal Quantity (USQ) is withdrawn, that portion of Customer's Unnominated Daily Quantity (UDQ) available to Customer shall be adjusted. Customer's Adjusted Unnominated Daily Quantity (UDQ) shall be equal to the greater of its average winter daily unnominated quantity (i.e., Customer's USQ divided by the total number of Winter days the UDQ is available) or the applicable percentage of its Unnominated Daily Quantity (UDQ) as set forth in the following table:






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             % USQ Withdrawn    % UDQ Available

                75%                     90%
                80%                     85%
                85%                     80%
                90%                     75%

9.7 During the Winter Season, Texas Gas will also inject gas into storage on a best efforts basis as part of NNS service. Although such injections will be done on a best efforts basis, Texas Gas will be presumed, unless it gives notice to the contrary, to be able to inject into storage such quantities of gas as to take into account routine variations in no-notice deliveries. If Texas Gas is unable to make such best efforts injections, it will advise Customer by posting on its electronic bulletin board. However, no presumption will exist for non-routine situations (e.g. injections in excess of 15% of Cus-tomer's Winter Contract Demand or sustained injections of more than five days) and Customer must give 24 hours advance written notice to Texas Gas of quantities it desires to inject into storage, so that Texas Gas can determine the extent to which it can make such injections and adjust its operations accordingly.

                    ARTICLE X. SUMMER SERVICE

10.1 Texas Gas shall deliver to Customer at the city-gate during each Summer Season up to the Customer's Summer Contract Demand and Summer Quantity Entitlement as nominated by Customer.

10.2 Pursuant to the provisions set forth below, Customer shall deliver in kind to Texas Gas during each Summer Season a quantity of gas equal to that portion of Customer's Unnominated Seasonal Quantity actually utilized by Customer (including any in-field transfers pursuant to Section 25.8(c) of the General Terms and Conditions of this tariff) during the prior Winter Season (as well as any Shoulder Month quantities delivered to customer during the Summer Season). Customer shall reserve and utilize such portion of its Summer Contract Demand as necessary to redeliver such volumes into storage.

10.3 Maximum Daily Injection Quantity: To protect the storage formations and allow uniform filling of the storage reservoirs, Customer will be required to adhere to certain injection limits (calculated as a percentage of the Unnominated Seasonal Quan-tity), throughout the summer injection period. During the Summer Season Customer may, on a daily basis, inject according to the following table:






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             % of Unnominated      Maximum Available
             Seasonal Quantity        Injection Rate
                  Injected              (% of USQ)

               0% - 65%                      1.3%
               65% - 90%                     1.1%
                  >90%                       0.6%

10.4 Inventory verification tests will be conducted on a semiannual basis. These tests require the temporary suspension of individual storage field activities (injections and withdraw-als) for a period of approximately two weeks. If conditions will not permit the full maximum daily injection or withdrawal quantity, Texas Gas may temporarily adjust the limit and allow make-up quantities on succeeding days. Texas Gas will provide at least 45 days prior notice in regard to the scheduling of these shut-in periods.

10.5 During the Summer Season (except as provided in Section 11 below), Texas Gas will also withdraw gas from storage on a best efforts basis as part of the NNS service. Although such withdrawals will be done on a best efforts basis, Texas Gas will be presumed, unless it gives notice to the contrary, to be able to withdraw from storage such quantities of gas as to take into account routine variations in no-notice services. If Texas Gas is unable to make such best efforts withdrawals, it will advise Customer by posting on its electronic bulletin board. However, no presumption will exist for non-routine situations (e.g. withdrawals in excess of 10% of Customer's Winter Contract Demand or sustained withdrawals of more than five days) and Customer must give 24 hours advance written notice to Texas Gas of quantities it desires to withdraw from storage, so that Texas Gas can determine the extent to which it can make such withdrawals and adjust its operations accordingly.

10.6 To assist Texas Gas's operational and maintenance scheduling through the Summer Season, Customer will notify Texas Gas by April 1 of each year, with updates monthly, of the quantities it intends to inject monthly during the immediately upcoming Summer Season; such injection schedule provided by Customer is a best efforts estimate and may be revised as necessary. Texas Gas will use its reasonable efforts to coordinate its test, maintenance, alteration and repair activities during such Summer Season to accommodate Customer's request.


              ARTICLE XI. SHOULDER MONTH FLEXIBILITY

11.1 During the Shoulder Months of April and October, Texas Gas will deliver to Customer at the city-gate the Customer's Shoulder Month Contract Demand, which shall, unless otherwise agreed, be the sum of Customer's Summer Contract Demand, Customer's Excess

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Unnominated Quantity and the applicable percentage as set forth below of Customer's Unnominated Daily Quantity for the Winter
Season:

         Shoulder Month   Percent of Unnominated Daily Quantity

            April                     50%
            October                   70%

     In the event that Customer's Unnominated Seasonal Quantity is available in quantities sufficient to support additional access to Customer's Unnominated Daily Quantity the applicable percentage available to Customer during such Shoulder Month will be as follows:

                     % of Unnominated         % of Unnominated
     Shoulder            Seasonal                 Daily
      Month          Quantity Withdrawn      Quantity Available

     April/October           75%                    90%
                             80%                    85%
                             85%                    80%
                             90%                    75%
                             95%                    70%

     Although such Shoulder Month Contract Demand shall be available during any day of the Shoulder Month, it shall only be available for a maximum of fifteen (15) gas days during such month.

11.2 In the event that Customer's Unnominated Seasonal Quantity has been exhausted prior to the April Shoulder Month period, Customer shall retain access to fifty (50) percent of its Unnominated Daily Quantity up to an aggregate monthly total equivalent to ten (10) percent of Customer's Unnominated Seasonal Quantity, as set forth above from that date until April 30.

                    ARTICLE XII. MISCELLANEOUS

12.1 Texas Gas's Transportation Service hereunder shall be subject to receipt of all requisite regulatory authorizations from the Commission, or any successor regulatory authority, and any other necessary governmental authorizations, in a manner and form acceptable to Texas Gas. The parties agree to furnish each other with any and all information necessary to comply with any laws, orders, rules, or regulations.

12.2 Except as may be otherwise provided, any notice, request, demand, statement, or bill provided for in this Agreement or any notice which a party may desire to give the other shall be in writing and mailed by regular mail,


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






or by postpaid registered mail, effective as of the postmark date, to the post office address of the party intended to receive the same, as the case may be, or by facsimile transmission, as follows:

                            Texas Gas

     Texas Gas Transmission Corporation
     3800 Frederica Street
     Post Office Box 1160
     Owensboro, Kentucky  42302

     Attention:  Gas Revenue Accounting (Billings and Statements)
                 Nomination & Allocation (Nominations)
                 Transportation & Exchange (Contractual Matters)
                 Marketing Services (Other Matters)
                 Fax #: 502/926-8686

                             Customer

     Western Kentucky Gas Company
     A Division of Atmos Energy Corporation
     Post Office Box 650205
     5430 LBJ Freeway, 1800 Three Lincoln Centre
     Dallas, Texas 75265-0205

     Attention:  Mr. John Hack

     The address of either party may, from time to time, be changed by a party mailing, by certified or registered mail, appropriate notice thereof to the other party. Furthermore, if applicable, certain notices shall be considered duly delivered when posted to Texas Gas's Electronic Bulletin Board, as specified in Texas Gas's Tariff.

12.3 This Agreement shall be governed by the laws of the State of Kentucky.

12.4 Each party agrees to file timely all statements, notices, and petitions required under the Commission's Regulations or any other applicable rules or regulations of any governmental authority having jurisdiction hereunder and to exercise due diligence to obtain all necessary governmental approvals required for the implementation of this Transportation Agreement.

12.5 All terms and conditions of Rate Schedule NNS and the attached Exhibits A, A-I, B, and C are hereby incorporated to and made a part of this Agreement.

12.6 This contract shall be binding upon and inure to the benefit of the successors, assigns, and legal representatives of the parties hereto.

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12.7 Neither party hereto shall assign this Agreement or any of its rights or obligations hereunder without the consent in writing of the other party. Notwithstanding the foregoing, either party may assign its right, title and interest in, to and by virtue of this Agreement including any and all extensions, renewals, amendments, and supplements thereto, to a trustee or trustees, individual or corporate, as security for bonds or other obligations or securities, without such trustee or trustees assuming or becoming in any respect obligated to perform any of the obligations of the assignor and, if any such trustee be a corporation, without its being required by the parties hereto to qualify to do business in the state in which the performance of this Agreement may occur, nothing contained herein shall require consent to transfer this Agreement by virtue of merger or consolidation of a party hereto or a sale of all or substantially all of the assets of a party hereto, or any other corporate reorganization of a party hereto.

12.8 This Agreement insofar as it is affected thereby, is subject to all valid rules, regulations, and orders of all governmental authorities having jurisdiction.

12.9 No waiver by either party of any one or more defaults by the other in the performance of any provisions hereunder shall operate or be construed as a waiver of any future default or defaults whether of a like or a different character.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective representatives thereunto duly authorized, on the day and year first above written.

ATTEST:                       TEXAS GAS TRANSMISSION CORPORATION

/s/ Patrick C. Hayden         By /s/ Kathy Kirk
- ----------------------------     --------------------------------
     Asst. Secretary                  Vice President

WITNESSES:                    WESTERN KENTUCKY GAS COMPANY,
                              A DIVISION OF ATMOS CORPORATION

/s/ Marie Waltz               By /s/  Toby A. Priolo
- ----------------------------     -------------------------------
                                      Vice President

/s/ Vicki Krambeck            Attest: /s/ Jeanette Jarman
- ----------------------------          ---------------------------
                                      Asst. Secretary
Date of Execution by Customer:
          11/1/93
- ----------------------------

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